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                                                                     EXHIBIT 3.1



                            CERTIFICATE OF FORMATION

                                       OF

                          KINDER MORGAN MANAGEMENT, LLC


     This Certificate of Formation of Kinder Morgan Management, LLC is executed by the undersigned authorized person for the purpose of forming a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Delaware.

     1. The name of the limited liability company is Kinder Morgan Management, LLC

     2. The address of the registered office of the limited liability company and the name of the registered agent for service of process of the limited liability company at such address are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

     IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Formation this 14th day of February, 2001.


                                     By: /s/ Brady K. Long
                                        ---------------------------------
                                     Name:   Brady K. Long
                                     Title:  Organizer